Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-3 (No. 333-88358 and 333-128438) and Forms S-8 (No. 333-106977, 333-143129, 333-143437, 333-156492, 333-171453, 333-174153 and 333-211088) of West Pharmaceutical Services, Inc. of our report dated February 26, 2018 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10‑K.

/s/ PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
February 26, 2018